EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Nautilus, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-249979) on Form S-3 and in the registration statements (No. 333-237998, 333-236660, 333-204455 and 333-46936) on Form S-8 of Nautilus, Inc. of our reports dated February 26, 2021, with respect to the consolidated balance sheets of Nautilus, Inc. as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Nautilus, Inc.

Our report on the consolidated financial statements refers to a change in accounting for Leases as of January 1, 2019 due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842).

/s/ KPMG LLP

Portland, Oregon
February 26, 2021